Exhibit 1.1

SHARE PURCHASE AGREEMENT

BETWEEN

TRIBUTE PHARMACEUTICALS CANADA INC.

AND

PARDEEP NIJHAWAN

AND

NIDHI NIJHAWAN

June 16, 2015

TABLE OF CONTENTS

Article 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Knowledge	7
1.3	Currency	7
1.4	Governing Law	7
1.5	Interpretation Not Affected by Headings	7
1.6	Number and Gender	7
1.7	Time of Essence	7
1.8	Severability	7
1.9	Accounting Terms	7
1.10	Calculation of Time Periods	8
1.11	Statutory Instruments	8
1.12	Incorporation of Schedules and Exhibits	8
Article 2 PURCHASE AND SALE		9
2.1	Purchased Shares	9
2.2	Payment of Consideration	9
2.3	Milestones, Contingent Payments and Other Payments	10
2.4	Deposit	11
2.5	Retention Payments	12
Article 3 REPRESENTATIONS AND WARRANTIES		12
3.1	Representations and Warranties of the Vendors	12
3.2	Representations and Warranties of the Purchaser	25
3.3	Survival of Representations and Warranties of the Vendors	27
3.4	Survival of Representations and Warranties of the Purchaser	28
Article 4 COVENANTS		28
4.1	Conduct During Interim Period	28
4.2	Access to Information	30
4.3	Satisfaction of Closing Conditions	30
4.4	Transition Period	30
4.5	Board Representation	30
4.6	Delivery of Records	30
Article 5 CONDITIONS OF CLOSING		31
5.1	Conditions for the Benefit of the Purchaser	31
5.2	Waiver or Termination by the Purchaser	32

5.3	Conditions for the Benefit of the Vendors	33
5.4	Waiver or Termination by the Vendors	34
5.5	Survival following Termination	34
Article 6 CLOSING ARRANGEMENTS		34
6.1	Place of Closing	34
6.2	Deliveries at the Closing	34
Article 7 INDEMNIFICATION		34
7.1	Indemnification by the Vendors	35
7.2	Indemnification by the Purchaser	35
7.3	Notice of Claim	35
7.4	Procedure for Indemnification	36
7.5	General Indemnification Rules	36
Article 8 GENERAL		38
8.1	Notices	38
8.2	Public Announcements and Disclosure	39
8.3	No Assignment	39
8.4	Best Efforts	39
8.5	Expenses	40
8.6	Further Assurances	40
8.7	Entire Agreement	40
8.8	Waiver or Amendment	40
8.9	Rights Cumulative	40
8.10	Successors	40
8.11	Set Off	41
8.12	Counterparts	41

1 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

2 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 16th day of June, 2015,

BETWEEN:

TRIBUTE PHARMACEUTICALS CANADA INC., a corporation incorporated under the laws of the Province of Ontario (the "Purchaser")

and

DR. PARDEEP NIJHAWAN, of the Town of Markham in the Province of Ontario (“Pardeep”)

and

MRS. NIDHI NIJHAWAN, of the Town of Markham in the Province of Ontario (“Nidhi”)

WHEREAS:

A.
Pardeep and Nidhi (collectively, the “Vendors”) are the registered and beneficial owners of all the issued and outstanding shares in the capital of Medical Futures Inc. (“MFI”), being 350 Special Shares, 516,907 Special B Shares, and 1 Common Share.

B.	The Purchaser wishes to purchase, and the Vendors wish to sell, all of the issued and outstanding shares in the capital of MFI on the terms and conditions in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement and in the schedules, the following terms and expressions shall have the following meanings:

(a)
“Affiliate” means, with respect to a Party, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with that Party.  For the purpose of this definition, “Control” shall mean (i) direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or (ii) fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or (iii) any other arrangement whereby the entity or Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.  In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

(b)
"Agreement" means this share purchase agreement, including the schedules, and all instruments amending it; "hereof”, "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, or other subdivision; "Article", "Section" or other subdivisions of this Agreement followed by a number means and refers to the specified Article, Section or other subdivision of this Agreement;

(c)	"assessment" shall include a reassessment or additional assessment and the term "assessed" shall be interpreted in the same manner;

(d)	"Audited Financial Statements" means the annual audited financial statements of MFI for the period ended December 31, 2014;

(e)	"Business" means the business carried on by MFI which primarily involves the development, marketing, selling, importing and distribution of the Products in the Territories;

(f)	"Business Day" means any day other than a Saturday, a Sunday or a statutory holiday in the Province of Ontario;

(g)	"Claim" has the meaning ascribed in Section 7.3;

(h)	“Change of Control” means with respect to the Purchaser, any of the following events:

(i)
the acquisition of ownership through a corporate acquisition, reorganization, sale or otherwise, directly or indirectly, beneficially or of record, by any party or parties who is or are not an Affiliate of the Purchaser of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Purchaser (the “Voting Shares”);

(ii)
any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Purchaser in which: (1) the Purchaser is not the continuing or surviving corporation; or (2) pursuant to which any Voting Shares of the Purchaser would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Purchaser in which the holders of the voting shares of the Purchaser immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction; or

(iii)
any Person or group of Persons shall succeed in having a sufficient number of its nominees elected as directors of the Purchaser such that such nominees, when added to any existing directors after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the directors of the Purchaser;

(i)	"Closing" means the completion of the Transactions pursuant to this Agreement at the Closing Time;

(j)	"Closing Date" means June 16, 2015 or such other date as the Parties may in writing agree upon;

(k)
"Closing Time" means 10:00 a.m. in the City of Toronto, Ontario on the Closing Date or such other time on the Closing Date as the Parties may agree upon as the time at which the Closing shall take place;

(l)
"Consent" means a license, permit, approval, consent, certificate, registration or authorization (including, without limitation, those made or issued by a Regulatory Authority, in respect of a Contract, or otherwise) but does not include a Regulatory Approval;

(m)	"Consideration" means all payments made to the Vendors for the Purchased Shares in accordance with Section 2.2;

(n)	"Consideration Shares" has the meaning ascribed in Section 2.2(c);

(o)	"Contingent Payment" has the meaning ascribed in Section 2.3(1);

(p)	"Contract" means any agreement, understanding, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

(q)	“Deposit” means the sum of $200,000;

(r)	“Direct Claim” has the meaning ascribed in Section 7.3;

(s)	"Employee Plans" has the meaning ascribed in Section 3.1(41)(a);

(t)
"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(u)	"Environmental Consents" has the meaning ascribed in Section 3.1(40)(a)(ii);

(v)	"Environmental Laws" has the meaning ascribed in Section 3.1(40)(a)(i);

(w)	“Excluded Employees” means those employees listed on Schedule 1.1(w);

(x)	“Hazardous Substance” has the meaning ascribed in Section 3.1(40)(a)(iii);

(y)
"GAAP" means the Accounting Standards for Private Enterprises which are in effect from time to time in Canada, as published in Part II of the Handbook of the Canadian Institute of Chartered Accountants, which are applicable on the date on which any calculation is to be effective or at the date of any financial statements referred to herein, as the case may be;

(z)	"Indemnified Party" has the meaning ascribed in Section 7.3;

(aa)	"Indemnifying Party" has the meaning ascribed in Section 7.3;

(bb)	"Intellectual Property" has the meaning ascribed in Section 3.1(43);

(cc)	“Interim Period” means the period from and including the date of this Agreement to and including the Closing Date;

(dd)	"ITA" means the Income Tax Act (Canada);

(ee)	“Landlord” means 1865691 Ontario Inc.;

(ff)
"Law" or "Laws" means all requirements imposed by statutes, regulations, rules, ordinances, by-laws, decrees, codes, judgments, orders, rulings, decisions, approvals, permits  or directives of any Regulatory Authority, where such decrees, codes, judgments, orders, rulings, decisions, approvals, permits  or directives have the force of law;

(gg)	"Lease" means the lease currently made between MFI and the Landlord, which shall be terminated on Closing;

(hh)	"Leased Premises" means the premises leased by MFI under the Lease;

(ii)	“Line of Credit” means the credit facility entered into between MFI and Canadian Imperial Bank of Commerce dated October 3, 2014;

(jj)	“Listed Employees” has the meaning ascribed in Section 2.5;

(kk)	"Milestone" has the meaning ascribed in Section 2.3(1);

(ll)	"NI 45-106" means National Instrument 45-106 Prospectus and Registration Exemptions adopted by the Ontario Securities Commission;

(mm)	“Non-Competition Agreement” means the form of non-competition agreement attached hereto as Exhibit A;

(nn)	“Offer” means the offer entered into between the Purchaser and the Vendors as at [**]3 in contemplation of entering this Agreement and the Transactions;

(oo)	"Parties" means the Vendors and the Purchaser and any other Person that may become a party to this Agreement, and Party means any one of them;

(pp)	"Permitted Encumbrances" means:

(i)	liens for Taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

(ii)
servitudes, easements, restrictions, rights of parties in possession, zoning restrictions, encroachments, reservations, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the validity of title to or the value, marketability or use of the property subject thereto by MFI;

(iii)	liens for Taxes either not due and payable or due but for which notice of assessment has not been given;

(iv)
undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and Encumbrances claimed or held by any Regulatory Authority that have not at the time been filed or registered against the title to the asset or served upon MFI, as applicable, pursuant to law or that relate to obligations not due or delinquent;

(v)
assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any Lease and liens or rights reserved in any Lease for rent or for compliance with the terms of such Lease; and

(vi)	the Encumbrances described in Schedule 1.1(pp);

(qq)	"Person" includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency and any other form of entity or organization;

(rr)	“Products” means the pharmaceutical and therapeutic products listed in Schedule 1.1(rr), which are owned or licenced to MFI for distribution and sale in the Territories;

(ss)	“Promissory Note” has the meaning provided in Section 2.2;

(tt)
"Public Disclosure Documents" means, collectively, all of the documents which have been filed by or on behalf of the Purchaser in the 24 months prior to the date hereof with the relevant Securities Regulators pursuant to the requirements of Securities Laws and filed on SEDAR at www.sedar.com;

3 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

(uu)	"Purchased Shares" means all of the issued and outstanding shares of MFI, which, collectively, are held by the Vendors at the Closing Time;

(vv)
"Records" means all technical, business and financial records relating to MFI and/or the Business, including, without limitation, customer lists, operating data, files, financial books, correspondence, credit information, research materials, contract documents, title documents, leases, surveys, records of past sales, supplier lists, employee documents, inventory data, accounts receivable data, financial statements and any other similar records in any form whatsoever (including written, printed, electronic or computer printout form);

(ww)	“Regulatory Approvals” means all marketing authorizations for the Products in the Territories granted by a Regulatory Authority;

(xx)
"Regulatory Authority" means any government, regulatory or administrative authority, agency, commission, utility or board (federal, provincial, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any Person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

(yy)	“Release” has the meaning ascribed in Section 3.1(40)(a)(iv);

(zz)	“Retention Adjustment” has the meaning ascribed in Section 2.5;

(aaa)	“Retention Payments” has the meaning ascribed in Section 2.5;

(bbb)	"Securities Act" means the Securities Act (Ontario);

(ccc)
"Securities Regulators" means, collectively, the securities regulators or other securities regulatory authorities in the Provinces of Alberta, British Columbia, Manitoba, Newfoundland, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan;

(ddd)	"Tax" and "Taxes" have the meaning ascribed in Section 3.1(38)(a)(i);

(eee)	"Tax Return" has the meaning ascribed in Section 3.1(38)(a)(ii);

(fff)	“Territories” means those territories listed in Schedule 1.1(fff) where MFI holds a licence to distribute the Products;

(ggg)	“Third Party” means any Person other than a Party or an Affiliate of a Party;

(hhh)	“Third Party Claim” has the meaning ascribed in Section 7.3;

(iii)	"Transactions" means the purchase and sale of the Purchased Shares and all other transactions contemplated by this Agreement; and

(jjj)	“TSXV” means the Toronto Stock Exchange - Venture Exchange.

1.2 Knowledge

Any reference herein “to the knowledge” of the Vendors shall be deemed to mean the actual knowledge of Pardeep and Nidhi, together with the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.3 Currency

All references to dollar amounts in this Agreement are expressed in Canadian currency.

1.4 Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, excluding the choice of law rules of that province. The Parties hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising under or related to this Agreement.

1.5 Interpretation Not Affected by Headings

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6 Number and Gender

In this Agreement, unless the context otherwise requires, any reference to gender shall include all genders and words importing the singular number shall include the plural and vice versa.

1.7 Time of Essence

Time shall be of the essence of every provision of this Agreement.

1.8 Severability

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.9 Accounting Terms

All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

1.10 Calculation of Time Periods

Where a time period is expressed to begin or end at, on or with a specified day, or to continue to or until a specified day, the time period includes that day. Where a time period is expressed to begin after or to be from a specified day, the time period does not include that day. Where anything is to be done within a time period expressed after, from or before a specified day, the time period does not include that day. If the last day of a time period is not a Business Day, the time period shall end on the next Business Day.

1.11 Statutory Instruments

Unless otherwise specifically provided in this Agreement, any reference in this Agreement to any Law shall be construed as a reference to such Law as amended or re-enacted from time to time or as a reference to any successor thereto.

1.12 Incorporation of Schedules and Exhibits

The following are the schedules and exhibits attached to and incorporated by reference into this Agreement:

Schedule Number:	Title:
Schedule 1.1(w)	Excluded Employees
Schedule 1.1(pp)	Permitted Encumbrances
Schedule 1.1(rr)	Products
Schedule 1.1(fff)	Territories
Schedule 2.3(3)	[**]4
Schedule 2.3(4)	[**]5
Schedule 2.5	Listed Employees
Schedule 3.1(18)	Regulatory and Contractual Consents
Schedule 3.1(23)	Consents necessary to carry on lawful operations
Schedule 3.1(29)	Litigation
Schedule 3.1(33)	List of material Contracts
Schedule 3.1(34)	List of insurance policies
Schedule 3.1(35)	List of bank, trust and other accounts and powers of attorney
Schedule 3.1(37)	List of major customers, wholesalers and distributors
Schedule 3.1(38)	Summary of Canadian federal and provincial income tax assessments
Schedule 3.1(40)	Environmental Matters
Schedule 3.1(40)	Labour and employee matters
Schedule 3.1(42)	List of Product Warranties
Schedule 3.1(43)	Intellectual property matters
Schedule 3.1(44)	Regulatory Approvals
Exhibit A	Non-Competition Agreement
Exhibit B	Promissory Note
Exhibit C	Transition Services Agreement
Exhibit D	New Lease

4 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
5 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchased Shares

On the terms and subject to the fulfilment of the conditions of this Agreement, the Vendors agree to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendors at the Closing Time, all of the Purchased Shares.

2.2 Payment of Consideration

As Consideration for the Transactions, the Purchaser shall issue and/or pay, as applicable, to the Vendors at the Closing Time:

(a)	a payment in immediately available funds of $9,000,000, less the amount of the Deposit and the Retention Payments (for a total payment in immediately available funds of $8,292,868) payable as follows:

Pardeep	$	[	**]6
Nidhi	$	[	**]7

(b)	an unsecured promissory note issued by the Purchaser to the Vendors in the aggregate amount of $5,000,000, in the form attached as Exhibit B (the “Promissory Note”), payable to Nidhi; and

(c)	3,723,008 common shares in the capital of the Purchaser (the “Consideration Shares”), payable to [**]8.

6 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
7 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
8 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

2.3 Milestones, Contingent Payments and Other Payments

(1) Within 30 days following Regulatory Approval for Tillotts Pharma AG’s OctasaTM pharmaceutical preparations and substances, and Piedmont Pharmaceuticals LLC’s BedbugzTM product (each, a “Milestone”), the Purchaser shall make an additional cash payment to the Vendors of $1,250,000.00 (each, a “Contingent Payment”) payable to [**]9.

(2) Notwithstanding the foregoing, the Purchaser shall pay the Vendors the full amount of any unpaid Contingent Payments within 30 days following a Change of Control in the Purchaser.

(3) Within 30 days following the receipt by MFI of a consent substantially in the form set out in Schedule 2.3(3) from [**]10 in respect of the Licence and Supply Agreement between MFI and [**]11 dated November 26, 2008 for [**]12 and the agreement between MFI and [**]13 executed March 16, 2012 for [**]14, the Purchaser shall make an additional cash payment to the Vendors of $2,350,000.00 payable to [**]15.

9    [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
10 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
11 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
12 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
13 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
14 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
15 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

(4) Within 30 days following the receipt by MFI of a of a consent substantially in the form set out in Schedule 2.3(4) from [**]16 in respect of the Amended and Restated Exclusive Distribution Agreement between MFI and [**]17 executed November 17, 2014, the Purchaser shall make an additional cash payment to the Vendors of $3,345,000.00 payable to [**]18.

(5) Any payments required to be made by the Purchaser to the Vendors pursuant to Sections 2.3(1), 2.3(3) or 2.3(4) shall be paid by wire transfer in immediately available funds and no such payments shall be subject to any third-party financing conditions.

(6) The Parties confirm that a downward adjustment of $305,000.00 was made with respect to the value of inventories and fixed assets of MFI as of the Closing Date, and that such adjustments were already deducted from the amounts payable pursuant to Sections 2.3(3) and 2.3(4). [**]19.

2.4 Deposit

(1) The Vendors acknowledge receipt from the Purchaser of the Deposit as of [**]20.

(2) If the Closing does not occur on or before July 1, 2015 for any reason other than by reason of the Vendors’ refusal to negotiate the Transactions in good faith, the full amount of the Deposit shall become the property of and be retained by the Vendors to compensate them for expenses incurred in connection with the Transactions, the exclusivity provided by the Vendors in accordance with the Offer, and the delay caused to the Vendors’ efforts to sell the Purchased Shares.  The entitlement of the Vendors to retain the Deposit in such circumstances shall not limit the Vendors’ right to exercise any other rights that the Vendors may have against the Purchaser arising from or in connection with this Agreement or the Transactions.

(3) If the Closing does not occur on or before July 1, 2015 by reason of the Vendors’ refusal to negotiate the Transactions in good faith, the full amount of the Deposit shall be returned by the Vendors to the Purchaser.

16 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
17 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
18 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
19 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
20 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

2.5 Retention Payments

The Vendors hereby direct the Purchaser to deduct the sum of $507,132 (the “Retention Adjustment”) from the cash portion of the Consideration payable at the Closing Time and to defray the cost of making the payments (the “Retention Payments”) to MFI’s employees listed on Schedule 2.5 who continue to be employed by MFI following the Closing Date (the “Listed Employees”). The parties confirm that the Consideration shall be reduced by the amount of the Retention Adjustment. [**]21. The timing and communication of the Retention Payments shall be coordinated between the Vendors and the Purchaser acting reasonably and in accordance with the following terms:

(a)	[**]22.

(b)	[**]23.

(c)	[**]24:

(i)	[**]25; or

(ii)	[**]26;

(d)	[**]27.

In the event that the Retention Payments are not paid to Listed Employees as a result of the Listed Employee’s failure to sign a full and final release, such amounts shall be forthwith remitted to counsel for the Purchaser to be applied against any contingent or potential liability arising out of the termination of such Listed Employee. Within thirty (30) days of any payment referred to in this Section 2.5, the Purchaser shall deliver written confirmation to the Vendors setting out the purpose and amounts paid by MFI to the Listed Employee.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendors

21 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
22 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
23 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
24 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
25 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
26 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
27 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

The Vendors hereby jointly and severally make the following representations and warranties to the Purchaser and acknowledge that the Purchaser is relying on such representations and warranties in entering into this Agreement and completing the Transactions:

(1) Capacity:  Each Vendor has the legal capacity and competence to enter into and be bound by this Agreement and to take, perform or execute all proceedings, acts and instruments necessary or advisable to consummate the transactions contemplated herein and to fulfill his/her obligations hereunder.

(2) Enforceability:  The execution and delivery of this Agreement by the Vendors has been duly executed and delivered by the Vendors and (assuming due execution and delivery by the Purchaser) is a legal, valid and binding obligation of the Vendors enforceable against them by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(3) Ownership of Purchased Shares: The Vendors are the legal and beneficial owners of the Purchased Shares, free and clear of any and all Encumbrances.  Each Vendor has the full right, power and authority to enter into this Agreement and to transfer, convey and sell the Purchased Shares to the Purchaser at Closing. Upon consummation of the transactions contemplated herein, the Purchaser shall acquire good and marketable title to the Purchased Shares, free and clear of any and all Encumbrances.

(4) No Other Agreements to Purchase:  Except pursuant to this Agreement, as of the date hereof no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for: (i) the purchase of any of the Purchased Shares; or (ii) the purchase, subscription, allotment or issuance of any unissued shares or securities of MFI.

(5) No Violation: The execution and delivery of this Agreement by the Vendors, the consummation of the Transactions and the fulfilment by the Vendors of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(a)	contravene or violate or result in a breach or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Vendors or MFI under:

(i)	any applicable Law;

(ii)	any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Vendors or MFI;

(iii)	the articles, by-laws or any resolutions of the board of directors or shareholders of MFI;

(iv)	any Consent held by the Vendors or MFI or necessary to the ownership of the Purchased Shares or the operation of the Business; or

(v)	the provisions of any Contract to which the Vendors or MFI is a party or by which any of them is, or any of their properties or assets are, bound; or

(b)	result in the creation or imposition of any Encumbrance on any of the Purchased Shares or any of the property or assets of MFI.

(6) Bankruptcy:  Neither the Vendors nor MFI has ever committed an act of bankruptcy, is or was insolvent, has or had proposed a compromise or arrangement to his/her/its creditors generally, has had any petition for a bankruptcy order filed against him/her/it, has or had taken any proceeding and no proceeding has been taken to have a receiver appointed over any of his/her/its assets, has had an encumbrancer take possession of any of his/her/its property or had any execution or distress become enforceable or levied against any of his/her/its property.

(7) Incorporation and Existence of MFI: MFI is a corporation incorporated and existing under the laws of the Province of Ontario.

(8) Corporate Power: MFI has the corporate power and authority to own or lease its property and to carry on the Business as currently being conducted by it.

(9) Qualification: MFI is duly qualified, licensed or registered to carry on the Business and is in good standing in all jurisdictions where MFI owns or leases any material properties or assets or conducts the Business.

(10) Subsidiaries: MFI neither owns nor has agreed to acquire, directly or indirectly, (i) any of the outstanding shares or securities convertible into shares of any other corporation, or (ii) any participating interest in any Person.

(11) Authorized and Issued Capital: The authorized capital of MFI consists of an unlimited number of common shares and an unlimited number of special shares, of which at the date of this Agreement, 350 Special Shares, 516,907 Special B Shares, and 1 Common Share have been duly issued and are outstanding as fully paid and non-assessable. Pardeep is the registered and beneficial owner of 350 Special Shares and 516,907 Special B Shares in the capital of MFI and Nidhi is the registered and beneficial owner of 1 Common Share in the capital of MFI.

(12) Options: Except for the Purchaser's right in this Agreement, no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for: (a) the purchase from the Vendors of any of the Purchased Shares; (b) the purchase, subscription, allotment or issuance of any unissued shares or securities of MFI; or (c) other than in the ordinary course of the Business, the purchase or other acquisition from MFI of any of its undertaking, property or assets.

(13) Title to Purchased Shares:  The Purchased Shares are owned by the Vendors as the registered and beneficial owner thereof with good and marketable title, free and clear of all Encumbrances.

(14) Dividends, Bonuses and Distributions:  Other than the bonuses, commissions, and retention bonuses paid to employees of MFI between the period of March 1, 2015 and April 30, 2015, which the Purchaser has had notice, since December 31, 2014, MFI has not, directly or indirectly: i) declared or paid any dividends or declared or made any other distribution on any of its shares of any class; ii) redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so; or iii) paid any bonuses to any employee or shareholder of MFI outside of the ordinary course of the Business.

(15) Corporate Records:  The corporate records of MFI are accurate and complete and have been maintained in accordance with sound business practices and have been disclosed and made available to the Purchaser, and without limiting the generality of the foregoing: (a) all written resolutions passed by the directors, the share certificates, register of shareholders and register of securities transfers of MFI are complete and accurate, and all transfers of securities have been duly completed and approved, and (b) the register of directors and officers is complete and accurate and all current directors and officers of MFI were duly elected or appointed as the case may be.

(16) Shareholders' Agreements:  There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of MFI.

(17) Private Issuer:  MFI is a private issuer as that term is defined in NI 45-106.

(18) Regulatory and Contractual Consents:  To the knowledge of the Vendors, there is no requirement to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transactions, except for the filings, notifications and Consents described in Schedule 3.1(18). Further, there is no requirement under any Contract relating to the Business or to which the Vendors or MFI is a party or by which any of them are bound to make any filing with, give any notice to, or to obtain the Consent of, any party to such Contract relating to the Transactions except for the filings, notifications or Consents described in Schedule 3.1(18).

(19) Financial Statements:  The Audited Financial Statements i) have been prepared in accordance with GAAP on a basis consistent with that of prior fiscal periods; ii) are complete and accurate; and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of MFI and the results of operations of MFI.

(20) Records:  To the knowledge of the Vendors, the Records have been duly maintained in accordance with all applicable legal requirements and contain full and accurate records of all material matters relating to the Business. All material financial transactions relating to the Business have been accurately recorded in the Records in accordance with GAAP. No Records are in the possession of, recorded, stored, maintained by, or otherwise dependent on, any other Person.

(21) No Material Adverse Change:  Since December 31, 2014, to the knowledge of the Vendors, no material adverse change has occurred in any of the assets, Business, financial condition, earnings, results of operations or the current prospects of MFI. Since December 31, 2014, to the knowledge of the Vendors, no other event, condition, or state of facts has occurred or arisen which would have a material adverse effect on the assets, Business, financial condition, earnings, results of operations or the current prospects of MFI.

(22) Absence of Undisclosed Liabilities:  Except to the extent reflected or reserved against in the balance sheet (including the notes thereto) forming part of the Audited Financial Statements, in respect of normal trade payables arising in the ordinary course of the Business or disclosed in the Schedules to this Agreement, MFI does not have any outstanding indebtedness or any liabilities (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind exceeding $[**]28.

(23) Consents:   To the knowledge of the Vendors, MFI has conducted the Business in material compliance with, and holds all Consents necessary for the lawful operation of the Business, in all material respects, pursuant to all applicable Laws, all of which Consents are listed on Schedule 3.1(23) and all of which are valid and subsisting and in good standing and, to the knowledge of the Vendors, with no violations as of the date of this Agreement. All such Consents are renewable by their terms or in the ordinary course of the Business without the need for MFI to comply with any special qualification or procedures or to pay any amounts other than routine filing fees. The Vendors have provided a true and complete copy of each Consent and all amendments thereto to the Purchaser.

(24) Compliance with Laws:  MFI has complied, and the Business is now being conducted in compliance, in all material respects, with all Laws applicable to the Business and MFI.

(25) Location of Tangible Personal Property:  With the exception of inventory in transit, all the tangible assets of MFI are situate at the Leased Premises and at Accuristix warehouse.

(26) Ordinary Course of Business:  Since January 1, 2015, the Vendors represent that MFI has:

(a)	Not sold the Products to wholesalers and customers outside of its past practices.

(b)
Not, outside of the ordinary course of the Business, engaged in any practice with the intent of increasing the levels of inventory with the wholesalers and distributors of the Products and in anticipation of entering into this Agreement or any similar transaction with respect to the Products.

(27) Condition of Assets:  All material tangible personal property used by MFI in or in connection with the Business or any part thereof is in good operating condition, repair and proper working order, having regard to its use and age, except only for reasonable wear and tear.

(28) Title to Personal and Other Property:  Except for the transfer at the option of the Vendors by MFI of all of its right, title, and interest in and to GlutagestTM, AldesolveTM, and MF030201 to an Affiliate prior to the Closing Time, the property and assets of MFI are owned by MFI, as the case may be, as the beneficial owner with a good and marketable title, free and clear of all Encumbrances other than the Permitted Encumbrances.

28 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

(29) Litigation:  Except as disclosed in Schedule 3.1(29), there are no actions, suits or proceedings, judicial or administrative, (whether or not purportedly on behalf of MFI) pending or, to the knowledge of the Vendors, threatened, by or against or affecting MFI, at law or in equity, or before or by any Regulatory Authority. To the knowledge of the Vendors, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. To the knowledge of the Vendors, there is not presently outstanding against MFI any judgment, injunction or other order of any Regulatory Authority.

(30) Capital Expenditures:  MFI has not committed to make any capital expenditures, nor have any capital expenditures been authorized by MFI at any time since May 1, 2015, except for capital expenditures made in the ordinary course of the Business which, in the aggregate, do not exceed $[**]29.

(31) Inventories:  Except for inventories of [**]30, the inventories of MFI do not include any material items that are slow moving, below standard quality or of a quality or quantity not useable or saleable in the ordinary course of the Business, and, except for the write down of inventories by $305,000.00 as agreed to between the Vendors and the Purchaser, the value of the inventories of MFI have not been written down on its books of account to net realizable market value. The inventory levels of MFI have been maintained at such amounts as are required for the operation of the Business as previously conducted and such inventory levels are adequate for the Business.

(32) Accounts Receivable:  The accounts receivable due or accruing to MFI reflected in the Audited Financial Statements, as applicable, and all accounts receivable of MFI arising since the date of the Audited Financial Statements and up to and including the Closing Date, as applicable, arose from bona fide transactions in the ordinary course of the Business and are valid, enforceable and, to the knowledge of the Vendors, fully collectible accounts (subject to a reasonable allowance, consistent with past practice, for doubtful accounts as reflected in the Audited Financial Statements, as applicable, in accordance with GAAP or as previously disclosed in writing to the Purchaser).

(33) Material Contracts:  The contracts listed in Schedule 3.1(33) constitute all the material Contracts of MFI. Without limiting the generality of the foregoing, and except as otherwise set out in Schedule 3.1(33) and except as disclosed in any other Schedule to this Agreement, MFI is not a party to or bound by any:

(a)	distributor, sales, advertising, agency or manufacturer's representative Contract;

(b)	agreements with any Regulatory Authority;

29 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
30 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

(c)	collective bargaining agreement or other Contract with any labour union;

(d)	continuing Contract for the purchase of materials, supplies, equipment or services involving more than $[**]31 in respect of any such Contract;

(e)
profit sharing, bonus, stock option, pension, retirement, disability, stock purchase, medical, dental, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant;

(f)
trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money, the provision of financial assistance of any kind or a leasing transaction of a type required to be capitalized in accordance with GAAP, or any Contract creating an Encumbrance relating thereto, other than the Line of Credit;

(g)	commitment for charitable contributions;

(h)	Contract for capital expenditures in excess of $[**]32 in the aggregate;

(i)	Contract for the sale of any assets, other than sales of inventory to customers in the ordinary course of the Business;

(j)	Contract pursuant to which MFI is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property material to the Business;

(k)	license, franchise or other Contract that relates in whole or in part to any Intellectual Property;

(l)
agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of, or any agreement to provide financial assistance of any kind to, any other Person (except for cheques endorsed for collection);

(m)	Contract that expires, or may expire if the same is not renewed or extended at the option of any Person other than MFI, more than one year after the date of this Agreement;

(n)	Contract with any officer, director, employee, shareholder or any other Person not dealing at arm's length with MFI (within the meaning of the ITA) except for Contracts of employment and the Lease; or

(o)	Contract entered into by MFI other than in the ordinary course of the Business.

31 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
32 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

MFI has performed all of its material obligations required to be performed by it and is entitled to all of the benefits under any Contract relating to the Business to which it is party or by which it is bound. To the knowledge of the Vendors, the Contracts listed in Schedule 3.1(33) are all in full force and effect unamended and, other than the Air Canada Centre Suite Licence Agreement dated April 26, 2011 between Maple Leaf Sports & Entertainment Ltd. and MFI (the “ACC Agreement”), MFI, to the knowledge of the Vendors, is not in default under such Contracts. Other than the ACC Agreement, MFI is not in default or in breach of any Contract to which it is a party and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach and all such Contracts are in good standing and in full force and effect unamended and MFI is entitled to all benefits thereunder. The Vendors have provided to the Purchaser a true and complete copy of each Contract listed in Schedule 3.1(33) and all amendments thereto or have given the Purchaser reasonable access thereto.

(34) Insurance:  MFI has all of its Products, property and assets insured against such risks and in such amounts as are reasonable for prudent owners of comparable assets and such insurance coverage will be continued in full force and effect to and including the Closing Time. Schedule 3.1(34) sets out all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any claims) maintained by MFI on its Products, the Business or its personnel as of the date of this Agreement and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of MFI. MFI is not in default with respect to any of the provisions contained in any such insurance policies, and has not failed to give any notice or present any claim under any such insurance policies in a timely fashion. MFI has never received notice from any insurer denying any claim. The Vendors have provided to the Purchaser a true copy of each insurance policy referred to in Schedule 3.1(34) and all amendments thereto.

(35) Bank Accounts and Powers of Attorney:  Schedule 3.1(35) is a correct and complete list showing: (i) the name of each bank, trust company or similar institution in which MFI has an account or safe deposit box, the number or designation of each such account and safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto; and (ii) the names of any Persons holding powers of attorney from MFI and a summary of the terms.

(36) Brokers:  Other than Bloom Burton & Co., the Vendors have not engaged any broker or other agent in connection with the Transactions and, accordingly, other than the fees payable to Bloom Burton & Co. solely by the Vendors, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Vendors or MFI.

(37) Customers, Distributors and Wholesalers:  Schedule 3.1(37) sets out the major customers, distributors and wholesalers of MFI and there has been no termination or cancellation of, and no material modification or change in, MFI's business relationship with any major customer, supplier or group of major customers or suppliers since December 31, 2014. To the knowledge of the Vendors, the benefits of all relationships with the major customers or suppliers of MFI will continue after the Closing Date in substantially the same manner as prior to the date of this Agreement.

(38) Tax Matters:

(a)	For purposes of this Section 3.1(38), the following definitions shall apply:

(i)
"Tax" and "Taxes" shall mean any or all Canadian federal, provincial, local or foreign (i.e. non-Canadian) income, gross receipts, real property gains, goods and services, harmonized sales, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other taxes, levies, governmental charges or assessments of any kind whatsoever, including, without limitation, any estimated tax payments, interest, penalties or other additions, whether or not disputed.

(ii)
"Tax Return" shall mean any return, declaration, report, estimate, information return or statement, or claim for refund relating to, or required to be filed in connection with any Taxes, including information returns or reports with respect to withholding at source or payments to third parties, and any schedules or attachments or amendments of any of the foregoing.

(b)
MFI has filed on a timely basis all Tax Returns required to be filed. All Taxes disclosed in such Tax Returns have been paid. All Taxes due from or payable by MFI in respect of periods for which a Tax Return is not due have been paid or provision has been made in its books and records, as applicable. All instalments or other payments on account of Taxes that relate to periods for which Tax Returns are not yet due have been paid on a timely basis. Schedule 3.1(38) contains a complete and accurate summary of all Canadian federal or provincial income tax assessments that have been issued to MFI covering all past periods up to and including the fiscal years ended on or before the Closing Date that remain open for reassessment. All amounts disclosed on Schedule 3.1(38) have been paid or settled in full. Schedule 3.1(38) contains a complete and accurate summary of all fiscal periods that remain open for assessment of additional federal or provincial income Taxes. There are no actions, objections, appeals, suits or other proceedings or claims in progress, pending or threatened by or against MFI in respect of any Taxes, and in particular there are no currently outstanding assessments or written enquiries which have been issued or raised by any Regulatory Authority relating to any such Taxes. Neither MFI has received notice of any claim by a Regulatory Authority of any jurisdiction where MFI does not file Tax Returns that MFI, as the case may be, is or may be subject to taxation of that jurisdiction. There are no Encumbrances pending on or with respect to any of the assets of MFI that arose in connection with any failure (or alleged failure) to pay any Tax.

(c)
MFI has withheld, collected and paid to the proper Regulatory Authorities all Taxes required to have been withheld, collected and paid in connection with: (i) amounts paid, credited or owing to any employee, independent or dependent contractor, creditor, shareholder, non-resident of Canada or other third party, and (ii) goods and services received from or provided to any Person.

(d)
To the knowledge of the Vendors, no steps are being taken by any Regulatory Authority to assess any additional Taxes against MFI for any period for which Tax Returns have been filed and to the knowledge of the Vendors there are no actual or pending investigations of MFI relating to Taxes. The Purchaser has been provided with correct and complete copies of all Tax Returns of MFI, together with any notices of assessment, examination reports or statements of deficiencies assessed against or agreed to by MFI, for all taxable periods for which the statute of limitations has not yet closed and any correspondence relating thereto.

(e)	MFI has never waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency.

(f)	MFI is not a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for Tax purposes.

(g)	Neither of the Vendors is not a non-resident Person within the meaning of the ITA.

(h)
The Tax basis of the assets of MFI by category, including the classification of such assets as being depreciable or amortizable as reflected in their respective Tax Returns and related working papers, is true and correct.

(39) Leased Premises:  MFI does not own any real property.  Other than the Lease, MFI is not a party to or is bound, as lessee, by any lease, sublease, license or other instrument relating to real property.

(40) Environmental Matters:

(a)	For the purposes of this Agreement, the following terms and expressions shall have the following meanings:

(i)	"Environmental Laws" means all Laws applicable to the environment, occupational health and safety, product safety and product liability.

(ii)	"Environmental Consents" includes all Consents issued by or issuable by any Regulatory Authority under Environmental Laws.

(iii)
"Hazardous Substance" means, any material or substance that may impair the quality of the environment or which under Environmental Laws is deemed to be "hazardous", a "pollutant", "toxic", "deleterious", caustic", "dangerous", a "waste", a "hazardous material", a "source of contamination" or analogous substance including, without limitation, petroleum and petroleum products, asbestos, polychlorinated biphenyls, and flammable and radioactive materials.

(iv)
"Release" means any release, spill, leak, emission, discharge, leach, dumping, migration, pumping, pouring, emitting, emptying, injecting, spraying, burying, abandoning, incinerating, seeping, escape, disposal or similar or analogous act as defined in any Environmental Laws.

(b)
Except as disclosed in Schedule 3.1(40), MFI, the operation of the Business and the assets owned or used by MFI have been and are in compliance with all Environmental Laws, including all Environmental Consents.

(c)
Except as disclosed in Schedule 3.1(40): (i) MFI has not been charged with or convicted of any offence for noncompliance with Environmental Laws, or been fined or otherwise sentenced or settled any prosecution short of conviction; and (ii) there are no notices of judgment or commencement of proceedings of any nature and MFI has never been investigated relating to any breach or alleged breach of Environmental Laws.

(d)
MFI has obtained all Environmental Consents necessary to conduct the Business and to own, use and operate their respective properties and assets. All such Environmental Consents are listed in Schedule 3.1(40) and complete and correct copies have been provided to the Purchaser.

(e)
There are no Hazardous Substances located on or in or under the surface of the Leased Premises of MFI, and no Release of any Hazardous Substances has occurred on, in or from the Leased Premises or has resulted from the operation of the Business and the conduct of activities thereon.

(f)	MFI has not used any of the Leased Premises to produce, generate, manufacture, treat, store, handle, transport or dispose of any Hazardous Substances except in compliance with Environmental Laws.

(g)
There are no underground or aboveground storage tanks or associated piping or appurtenances (active or abandoned), or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls or radioactive substances located on or in or under the surface of any of the Leased Premises or other assets used thereon.

(h)	MFI has not and there is no basis upon which MFI could become, responsible for any clean-up or corrective action under any Environmental Laws.

(41) Labour and Employee Matters:

(a)
Schedule 3.1(41) identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation, incentive or other compensation plan or arrangement or other employee benefit plan that is maintained or otherwise contributed to, or required to be contributed to, by MFI for the benefit of employees or former employees of MFI, except for statutory plans which MFI is required to contribute, including the Canada Pension Plan, plans administered pursuant to provincial health tax, health insurance plans, workers’ compensation and unemployment insurance (the "Employee Plans") and a true and complete copy of each current Employee Plan text or booklet has been furnished to the Purchaser. To the knowledge of the Vendors, each Employee Plan has been maintained in compliance with its terms and with the material requirements prescribed by any and all Laws that are applicable to such Employee Plan. The Vendors have delivered to the Purchaser the actuarial valuations, if any, prepared for each Employee Plan during the past three years. Except as described in Schedule 3.1(41):

(i)
all contributions to and to the knowledge of the Vendors payments from each Employee Plan that may have been required to be made in accordance with the terms of any such Employee Plan and, where applicable, with the Laws that govern such Employee Plan, have been made in a timely manner;

(ii)
all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Plan required to be filed with any Regulatory Authority or distributed to any Employee Plan participant have been duly filed on a timely basis or distributed;

(iii)
to the knowledge of the Vendors, there are no pending investigations by any Regulatory Authority involving or relating to an Employee Plan, threatened or pending claims (except for ordinary course reimbursements under the Employee Plans and claims for benefits payable in the normal operation of the Employee Plans), suits or proceedings against MFI in respect of any Employee Plan or assertions of any rights or claims to benefits under any Employee Plan that could give rise to a liability, nor, to the knowledge of the Vendors, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding; and

(iv)
no notice has been received by MFI of any complaints or other proceedings of any kind involving MFI or any of the employees of MFI before any pension board or committee relating to any Employee Plan or to MFI.

(b)
MFI has not made any Contract with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and there are no current attempts to organize or establish any labour union or employee association with respect to any employees of MFI, nor is there any certification of any such union with regard to a bargaining unit. There are no grievances against MFI for which MFI has received written notice under any collective agreement.

(c)
Schedule 3.1(41) contains a complete and accurate list of the names of all individuals who are employees or consultants of MFI specifying the length of service, title, rate of salary and commission or bonus structure for each such employee.

(d)
No notice has been received by MFI of any complaint filed by any of the employees against MFI claiming that MFI has violated any Laws applicable to employee or human rights, or of any complaints or proceedings of any kind involving MFI or any of the employees of MFI before any labour relations board, except as disclosed in Schedule 3.1(41). All levies, assessments and penalties made against MFI pursuant to any Laws applicable to workers' compensation have been paid by MFI and neither of MFI has been assessed under any such legislation during the past two years.

(e)
All accruals for unpaid vacation pay, premiums for employment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the Records.

(42) Product Warranties:  Schedule 3.1(42) is a complete and accurate list of all express, written warranties given by MFI to purchasers of the Products.

(43) Intellectual Property:  Schedule 3.1(43) sets out a complete and accurate list of (a) all active applications and registrations for domestic and foreign patents, trade-marks, trade names, copyrights, industrial designs, business names, certification marks, service marks, distinguishing guises, business styles and other industrial or intellectual property that are owned by or licensed to MFI; (b) all trade secrets, know-how, inventions, formulas, processes and technology material to the Business; and (c) all computer systems and application software, including all related documentation owned or licensed by MFI, and the latest revisions of all related object and source codes owned by MFI (collectively, the "Intellectual Property"), including particulars of any registration, details of all applications for registration.  MFI is the sole owner of the Intellectual Property except in the case of Intellectual Property licensed to MFI or if otherwise disclosed. The Purchaser has been given an opportunity to review the complete and correct copies of all Contracts whereby any rights in respect of Intellectual Property have been granted or licensed to MFI. Except as disclosed in Schedule 3.1(43), MFI has the exclusive right to use all of the Intellectual Property and has not granted any licence or other rights to any other Person in respect of the Intellectual Property. The Intellectual Property is free and clear of any Encumbrances other than the Permitted Encumbrances. The Intellectual Property is sufficient to conduct the Business. To the knowledge of the Vendors, MFI has never used or enforced, or failed to use or enforce, any of the Intellectual Property in any manner which could limit its validity or result in its invalidity. To the knowledge of the Vendors, and except as disclosed in Schedule 3.1(43), there has been no infringement or violation of MFI’s rights in and to the Intellectual Property or any trade secrets or confidential information, nor any claim of adverse ownership, invalidity or other opposition to or conflict with any of the Intellectual Property. To the knowledge of the Vendors, MFI is not nor has engaged in any activity that violates or infringes any intellectual property rights of any other Person.

(44) Regulatory Approvals: Except as identified in this Agreement or a Schedule hereto, MFI possesses all Regulatory Approvals necessary to conduct its Business currently conducted in the Territory. A list of the Regulatory Approvals is attached as Schedule 3.1(44). To the knowledge of the Vendors, MFI is not and has not been in violation of the terms of any Regulatory Approvals. MFI has not previously sold, licensed, or transferred in any manner, in whole or in part, any Regulatory Approvals.

(45) Privacy Matters:  To the knowledge of the Vendors, MFI has conducted and is conducting the Business in material compliance with all Laws applicable to privacy and the protection of personal information.

3.2 Representations and Warranties of the Purchaser

The Purchaser hereby makes the following representations and warranties to the Vendors and acknowledges that the Vendors are relying on such representations and warranties in entering into this Agreement and completing the Transactions:

(1) Incorporation and Existence:  The Purchaser is a corporation organized and existing under the laws of the Province of Ontario.

(2) Validity of Agreement:

(a)
The Purchaser has all necessary corporate power to purchase the Purchased Shares. The Purchaser has all necessary corporate power to enter into and perform its obligations under this Agreement and any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b)
The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Purchaser.

(c)
This Agreement or any other agreements entered into pursuant to this Agreement to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(3) No Violation:  The execution and delivery of this Agreement by the Purchaser, the consummation of the Transactions and the fulfilment by the Purchaser of the terms, conditions and provisions hereof shall not (with or without the giving of notice or lapse of time, or both) contravene or violate or result in a breach or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Purchaser, under:

(a)	any applicable Law;

(b)	any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Purchaser;

(c)	the articles, by-laws or any resolutions of the board of directors or shareholders of the Purchaser; or

(d)	the provisions of any Contract to which the Purchaser is a party or by which it is, or any of its properties or assets are, bound.

(4) Consents:  There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transactions, other than the filing of form 45-106F1 in connection with the issuance of the Consideration Shares.

(5) Authorized Capital:  The Purchaser is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares.

(6) Reporting Issuer:  The Purchaser is a "reporting issuer" within the meaning of the Securities Act, and securities legislation in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and is not in default of any of the requirements of such provincial securities legislation or any of the administrative policies or notices of the Securities Regulators or any securities regulatory authority in the United States. The Purchaser is also a smaller reporting company as defined by Rule 12b-2 of the U.S. Securities Exchange Act.

(7) Trading:  The common shares in the capital of the Purchaser are quoted for trading on the TSXV and OTCQX and the Purchaser is in compliance with all rules and regulations of such bodies.

(8) Cease Trade Orders:  No order ceasing or suspending trading in securities of the Purchaser nor prohibiting the sale of such securities has been issued to and is outstanding against the Purchaser or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the knowledge of the Purchaser, no investigations or proceedings for such purposes are pending or threatened.

(9) Regulatory Filings:  The Purchaser shall within the required time, file with any applicable Securities Regulator or other securities regulatory authority, any documents, reports and information, in the required form, required to be filed by applicable securities Laws in connection with the Transactions, together with any applicable filing fees and other materials.

(10) Consideration Shares:

(a)
As of the date hereof and at the Closing Time, the issuance of the Consideration Shares will not be subject to any pre-emptive rights of any shareholder of the Purchaser, and all corporate action required to be taken by the Purchaser for the authorization, issuance, sale and delivery of the Consideration Shares will have been validly taken;

(b)	The Consideration Shares, when issued to the Vendors pursuant to this Agreement, shall be duly issued and outstanding as fully paid and non-assessable securities of the Purchaser;

(c)
The Consideration Shares shall be issued as free and clear of any Encumbrances or rights of third parties, voting trusts, unanimous or other shareholder agreement, proxies and other interest, claims or demands of every kind or nature whatsoever;

(d)	The issue of the Consideration Shares to the Vendors will be exempt from the prospectus requirements and dealer registration requirements of the applicable securities laws; and

(e)	At or prior to the Closing Date, the Purchaser will have obtained conditional approval for the listing of the Consideration Shares on the TSXV.

(11) Public Disclosure Documents:  All filings and fees required to be made and paid by the Purchaser pursuant to securities laws and general corporate law have been made and paid and the information and statements set forth in the Public Disclosure Documents are accurate in all material respects and do not contain any misrepresentation as of the date of such information or statement, and the Purchaser has not filed any confidential material change report with any Securities Regulators that is still maintained on a confidential basis.  The Public Disclosure Documents are up to date and there have been no material changes in the business of the Purchaser or any event involving the Purchaser that would otherwise necessitate the filing of a Material Change Report with the Securities Regulators since the date of the most recent document published in the Public Disclosure Documents.

(12) Tax Matters:  The Purchaser is not a non-resident Person within the meaning of the ITA.

3.3 Survival of Representations and Warranties of the Vendors

(1) The representations and warranties of the Vendors contained in this Agreement shall survive the Closing and shall continue for the benefit of the Purchaser for a period of [**]33 notwithstanding such Closing, except that:

(2) the representations and warranties set out in Sections 3.1(7) to and including 3.1(13), shall survive the Closing and continue in full force and effect without limitation of time;

(3) the representations and warranties set out in Section 3.1(38) shall survive the Closing and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment or other form of recognized document assessing liability for Tax, interest or penalties under Laws applicable to Tax in respect of any taxation year to which such representations and warranties extend could be issued under such Laws to MFI, including any additional period resulting from MFI filing a waiver or other document extending such period prior to the Closing; and

(4) a claim for breach of any such representation or warranty, to be effective, must be asserted in writing on or prior to the applicable expiration time set out in this Section 3.3, provided that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement involving fraud or fraudulent misrepresentations may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by Law.

33 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

3.4 Survival of Representations and Warranties of the Purchaser

(1) The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and shall continue for the benefit of the Vendors for a period of [**]34 notwithstanding such Closing, except that:

(2) the representations and warranties set out in Sections 3.2(1), 3.2(2), 3.2(5) and 3.2(6) shall survive the Closing and shall continue in full force and effect without limitation of time; and

(3) a claim for breach of any such representation or warranty, to be effective, must be asserted in writing on or prior to the applicable expiration time set out in this Section 3.4, provided that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement involving fraud or fraudulent misrepresentations may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by Law

ARTICLE 4

COVENANTS

4.1 Conduct During Interim Period

During the Interim Period, without in any way limiting any other obligations of the Vendors in this Agreement:

(1) Conduct Business in the Ordinary Course.  The Vendors shall cause MFI to conduct the Business only in the ordinary course of the Business consistent with past practice, and the Vendors shall ensure that MFI shall not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that would constitute a breach of any representation, warranty, covenant or other obligation of the Vendors contained herein, and provided further that, without limiting the generality of the foregoing, the Vendors shall cause MFI to ensure that MFI does not:

(a)	amend its articles, by-laws, constating documents or other organizational documents;

(b)	amalgamate, merge or consolidate with, or acquire all or substantially all the shares or assets of any Person;

34 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

(c)
transfer, lease, license, sell or otherwise dispose of any of its assets except for inventory, or permit any Encumbrance to attach to or affect any of its assets, other than in the ordinary course of the Business consistent with past practice; or

(d)	do any act or thing of the kind described in Sections 3.1(14), 3.1(30) or 3.1(36), or enter into any Contract of the kind described in Sections 3.1(12), 3.1(16), 3.1(33), or 3.1(38)(f).

(2) Continue Insurance.  The Vendors shall cause MFI to continue to maintain in full force and effect all policies of insurance or renewals now in effect, and shall give all notices and present all claims under all policies of insurance in a timely fashion.

(3) Consents and Regulatory Approvals.  The Vendors shall use commercially reasonable efforts to cause MFI to make, give or obtain, as applicable, at or prior to the Closing Time, with, to or from all appropriate Regulatory Authorities, the filings, notifications and Consents described in Schedule 3.1(18). The Purchaser shall use commercially reasonable efforts to assist the Vendors and MFI in obtaining all Third Party waivers, approvals and Consents of any nature or kind arising from or in connection with this Agreement, including, but not limited to, the Regulatory Approvals for each of OctasaTM and BedbugzTM.

(4) Contractual Consents.  The Vendors shall use commercially reasonable efforts to make, give or obtain or cause MFI to make, give or obtain, as applicable, at or prior to the Closing Time the filings, notifications and Consents described in Schedule 3.1(18) in respect of Contracts, on such terms as are acceptable to the Purchaser, acting reasonably.

(5) Preserve Goodwill.  The Vendors shall use commercially reasonable efforts to preserve intact, and cause MFI to preserve intact, the Business and the property, assets, operations and affairs of MFI and to carry on the Business and the affairs of MFI as currently conducted, and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with MFI.

(6) Discharge Liabilities  The Vendors shall cause MFI to pay and discharge the liabilities of MFI in the ordinary course of the Business in accordance and consistent with the past practice of MFI, except those contested in good faith by MFI.

(7) Corporate Action  The Vendors shall take and cause MFI to take all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated by this Agreement and to complete the transfer of the Purchased Shares to the Purchaser free and clear of all Encumbrances except for the Permitted Encumbrances and to cause all necessary meetings of directors and shareholders of MFI to be held for such purpose.

(8) Exclusive Dealing  The Vendors shall not take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser, concerning any purchase of any shares in the capital of MFI, the material assets of MFI, a controlling interest in MFI or any merger, sale of substantial assets or similar transaction involving MFI, or the Business, and the Vendors shall ensure that MFI does not take any such action.

4.2 Access to Information

(1) The Vendors shall at all times during the Interim Period make available to the Purchaser and its representatives and advisers for examination all Records and corporate records of MFI in their possession or under their control, including environmental and health and safety reports. The Vendors shall at all times during the Interim Period give the Purchaser and its representatives and advisers access to the premises of MFI during normal business hours and upon reasonable notice, in order to make such investigations as the Purchaser shall deem necessary or advisable.  The Vendors shall give such Persons all means necessary to effect such examinations and investigations and shall cause their agents, employees, officers and directors to use their best efforts to aid such Persons in such examinations and investigations. The Vendors authorize and consent to the release by any Regulatory Authority having jurisdiction of any information, and shall sign any documents or forms of consent incidental thereto. The exercise of any rights of access, inspection or examination by or on behalf of the Purchaser shall not affect or mitigate the Vendors' covenants, representations and warranties in this Agreement. The Vendors shall provide the Purchaser and their representatives and advisers at all times during the Interim Period Vendors with an opportunity to meet with the auditors and any employees, advisers or personnel of MFI during normal business hours and upon reasonable notice.

4.3 Satisfaction of Closing Conditions

The Vendors agree to use their best efforts to ensure that the conditions set forth in Section 5.1, and the Purchaser agrees to use its best efforts to ensure that the conditions set forth in Section 5.3, are fulfilled at or prior to the Closing Time.

4.4 Transition Period

Following the Closing Date, the Vendors shall assist the Purchaser in transitioning MFI and the Products to the Purchaser, in accordance with the terms of the Transition Services Agreement, a form of which is attached hereto as Exhibit C.

4.5 Board Representation

Subject to TSXV approval, the Purchaser shall appoint Pardeep to the board of directors of the Purchaser as soon as practicable following the Closing Date to serve as a director of the Purchaser.  Pardeep will serve as such director until he can stand for election by the shareholders of the Purchaser at the next annual meeting of the Purchaser following the Closing Date.

4.6 Delivery of Records

At the Closing Time, the Vendors shall deliver to the Purchaser all the Records. The Purchaser shall preserve the Records for a period of six years from the Closing Date, or for such longer period as is required by any applicable Law, and shall permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any Records.

ARTICLE 5

CONDITIONS OF CLOSING

5.1 Conditions for the Benefit of the Purchaser

The obligation of the Purchaser to complete the Transactions shall be subject to the fulfilment of the following conditions at or prior to the Closing Time:

(1) Representations, Warranties and Covenants.  The representations and warranties of the Vendors made in this Agreement shall be true and accurate in all material respects at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (except as those representations and warranties may be affected by events or transactions: (i) resulting from the entering of this Agreement that do not have a material adverse effect and arise in the ordinary course of the Business; (ii) approved in writing by the Purchaser; or (iii) contemplated or permitted by this Agreement). The Vendors shall have complied in all material respects with all covenants and agreements in this Agreement to be performed or caused to be performed by them at or prior to the Closing Time. In addition, the Vendors shall have delivered to the Purchaser a certificate confirming the foregoing. The receipt of such certificate and the completion of the Transactions shall not be deemed to constitute a waiver of any of the representations, warranties, covenants, or agreements of the Vendors contained in this Agreement. Such representations, warranties, covenants, and agreements shall continue in full force and effect as provided in Section 3.3.

(2) No Material Adverse Change  Except as has been specifically permitted in this Agreement, since the date of this Agreement there shall not have been:

(a)
any material adverse change in any of the assets, Business, financial condition, earnings or results of operations of MFI that has, or threatens to have, a material adverse effect on the assets, Business, financial condition, earnings or results of operations of MFI on a consolidated basis or which would materially adversely affect the ability of MFI to carry on the Business after the Closing substantially as such Business is being conducted upon the date of this Agreement; or

(b)
any damage, destruction or loss, or other event, development or condition of any character (whether or not covered by insurance) which would have a material adverse effect on the assets, Business, financial condition, earnings or results of operations of MFI on a consolidated basis.

(3) Consents All filings, notifications and Consents with, to or from Regulatory Authorities and third parties, including the parties to the material Contracts listed on Schedule 3.1(33) required to permit the change of ownership of the Purchased Shares contemplated hereby and the issuance of the Consideration Shares without resulting in the violation of or a default under or any termination, amendment or acceleration of any obligation under any Consent, lease, or material Contract adversely affecting the Business or MFI, shall have been made, given or obtained on terms acceptable to the Purchaser acting reasonably.

(4) No Legal Action  No action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit any of the Transactions or the right of MFI to conduct the Business after Closing on substantially the same basis as conducted prior to the Closing Date.

(5) Non-Arm’s Length Loans  All amounts owing by the Vendors or any related parties to MFI shall be paid in full.

(6) New Lease. The Landlord and MFI shall enter into a new lease for the Leased Premises in the form attached as Exhibit D.

(7) Deliveries.  The Vendors shall have delivered to the Purchaser the following in form and substance satisfactory to the Purchaser, acting reasonably:

(a)	Non-Competition Agreement;

(b)	a favourable opinion of counsel to the Vendors and MFI in a form acceptable to the Purchaser, acting reasonably;

(c)	resignations effective as of the Closing Time of each director and officer of MFI as specified by the Purchaser;

(d)	releases from each of the Vendors of all claims they may have against MFI in a form acceptable to the parties acting reasonably;

(e)	all Records and all corporate records of MFI and other documents referred to in this Agreement or any Schedule; and

(f)
all documentation and other evidence reasonably requested by the Purchaser in order to establish the due authorization and consummation of the Transactions by the Vendors and MFI required to effectively carry out their obligations pursuant to this Agreement.

5.2 Waiver or Termination by the Purchaser

The conditions contained in Section 5.1 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time without prejudice to any of its rights of termination in the event of non-performance of any other condition in whole or in part. If any of the conditions contained in Section 5.1 are not fulfilled or complied with by the time provided for, the Purchaser may, at or prior to the Closing Time, terminate this Agreement by notice in writing after such time required to the Vendors. In such event the Purchaser shall be released from all obligations in this Agreement (except as set out in Section 5.5) and, unless the condition or conditions that have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendors or MFI, then the Vendors shall also be released from all obligations in this Agreement (except as set out in Section 5.5).

5.3 Conditions for the Benefit of the Vendors

The obligations of the Vendors to complete the Transactions shall be subject to the fulfilment of the following conditions at or prior to the Closing Time:

(1) Representations, Warranties and Covenants  The representations and warranties of the Purchaser made in this Agreement shall be true and accurate in all material respects at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (except as those representations and warranties may be affected by events or transactions expressly permitted by or resulting from the entering of this Agreement). The Purchaser shall have complied in all material respects with all covenants and agreements in this Agreement to be performed or caused to be performed by it at or prior to the Closing Time. In addition, the Purchaser shall have delivered to the Vendors a certificate confirming the foregoing. The receipt of such certificate and the completion of the Transactions shall not be deemed to constitute a waiver of any of the representations, warranties, covenants, or agreements of the Vendors contained in this Agreement. Such representations, warranties, covenants, and agreements shall continue in full force and effect as provided in Section 3.4.

(2) No Action to Restrain/No Adverse Law  No Law shall have been made, and no action or proceeding shall be pending or threatened, which is likely to result in an order, decision or ruling imposing any limitations or conditions which may have a material adverse effect on the Transactions, or the issuance to the Vendors of the Consideration Shares.

(3) Consents All filings, notifications and Consents with, to or from Regulatory Authorities and third parties required to issue the Consideration Shares and otherwise complete the Transactions (excluding items which are solely in the Vendors’ control), shall have been made, given or obtained on terms acceptable to the Vendors acting reasonably.

(4) No Legal Action  No action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit any of the Transactions or the right of the Purchaser to conduct the Purchaser Business after Closing on substantially the same basis as heretofore conducted.

(5) Deliveries  The Purchaser shall have delivered to the Vendors the following in form and substance satisfactory to the Vendors:

(a)
a favourable opinion of counsel to the Purchaser as to, among other things, that the Consideration Shares, when issued to the Vendors, will be duly issued and outstanding and fully paid and non-assessable securities of the Purchaser, such opinion to be in the form acceptable to the Vendors acting reasonably;

(b)	the Promissory Note; and

(c)
all documentation and other evidence reasonably requested by the Vendors in order to establish the due authorization and consummation of the Transactions, including the taking of all necessary corporate proceedings by the board of directors and shareholders of the Purchaser required to effectively carry out the obligations of the Purchaser pursuant to this Agreement.

5.4 Waiver or Termination by the Vendors

The conditions contained in Section 5.3 are inserted for the exclusive benefit of the Vendors and may be waived in whole or in part by the Vendors at any time without prejudice to any of their rights of termination in the event of non-performance of any other condition in whole or in part. If any of the conditions contained in Section 5.3 are not fulfilled or complied with by the time provided for, the Vendors may at or prior to the Closing Time, terminate this Agreement by notice in writing after such time to the Purchaser. In such event the Vendors shall be released from all obligations in this Agreement (except as set out in Section 5.5) and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser or MFI, then the Purchaser shall also be released from all obligations in this Agreement (except as set out in Section 5.5).

5.5 Survival following Termination

In the event of termination of this Agreement at or prior to the Closing Time pursuant to Sections 5.2, 5.4 or 5.5, the provisions of Article 8 shall survive such termination indefinitely. Upon such termination:

(a)	the Purchaser shall promptly deliver to the Vendors all copies of all Records and other written material obtained by the Purchaser from the Vendors or MFI in connection with this Agreement; and

(b)
the Vendors shall promptly deliver to the Purchaser all copies of all corporate records of the Purchaser and other written material obtained by the Vendors from the Purchaser in connection with this Agreement.

ARTICLE 6

CLOSING ARRANGEMENTS

6.1 Place of Closing

The Closing shall take place at the Closing Time at the offices of DLA Piper (Canada) LLP, 1 First Canadian Place, Suite 6000, 100 King Street West, Toronto, ON M5X 1E2.

6.2 Deliveries at the Closing

At the Closing Time, upon fulfillment of all the conditions set out in Article 5 that have not been waived in writing by the Purchaser, the Vendors shall deliver to the Purchaser certificates evidencing all the Purchased Shares, duly endorsed in blank for transfer, and such other documents as are required or contemplated to be delivered by the Vendors or Vendors' counsel pursuant to this Agreement, the relevant portions of the Consideration shall be paid or delivered in the manner provided in Section 2.2, and the Purchaser shall deliver such documents as are required or contemplated to be delivered by the Purchaser or Purchaser's counsel pursuant to this Agreement.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification by the Vendors

Subject to Section 3.4, the Vendors shall, jointly and severally, indemnify and save the Purchaser harmless for and from:

(1) all debts and liabilities of MFI, including liabilities for any Taxes, existing at the Closing Time and not disclosed on or included in the Audited Financial Statements, as applicable, except liabilities accruing or incurred subsequent to December 31, 2014, as applicable, in the ordinary course of the Business, consistent with past practice and except liabilities disclosed in this Agreement or any Schedule;

(2) all contingent liabilities which MFI becomes obligated to pay and which exist at the Closing Time whether or not the Vendors or MFI have notice thereof or of the facts or circumstances which give rise thereto;

(3) any liabilities in respect of the Lease;

(4) any liabilities in respect of the Excluded Employees;

(5) any assessment for Taxes for any period up to the Closing Date for which no adequate reserve has been provided and disclosed in the Audited Financial Statements, as applicable;

(6) any loss or damages suffered by the Purchaser or by MFI as a result of any breach of representation, warranty or covenant on the part of the Vendors contained in this Agreement or in any document delivered pursuant to or contemplated by this Agreement;

(7) any warranty, damage or similar claim made against MFI for or arising from defects in any goods, materials, service or workmanship, in each case provided by MFI on or prior to the Closing Date for which MFI is or is alleged to be liable; and

(8) all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

7.2 Indemnification by the Purchaser

Subject to Section 3.4, the Purchaser shall indemnify and save the Vendors harmless for and from:

(1) any loss, damages or deficiencies suffered by the Vendors as a result of any breach of representation, warranty or covenant on the part of the Purchaser contained in this Agreement or in any document delivered pursuant to or contemplated by this Agreement; and

(2) all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

7.3 Notice of Claim

A Party entitled to and seeking indemnification pursuant to the terms of this Agreement (the "Indemnified Party") shall promptly give written notice to the Party or Parties, as applicable, responsible for indemnifying the Indemnified Party (the "Indemnifying Party") of any claim for indemnification pursuant to Sections 7.1 or 7.2 (a "Claim", which term shall include more than one Claim). Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

(1) the factual basis for the Claim; and

(2) the amount of the Claim, or, if any amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

7.4 Procedure for Indemnification

(1) Direct Claims:  With respect to Direct Claims, following receipt of notice from the Indemnified Party of a Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

(2) Third Party Claims:  With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the negotiation, settlement or defence of such Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's reasonable out-of-pocket expenses incurred as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party, shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party and the Indemnified Party shall be retained by the Indemnifying Party. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend any such Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

7.5 General Indemnification Rules

The obligations of the Indemnifying Party to indemnify the Indemnified Party in respect of Claims shall also be subject to the following:

(1) Any Claim arising as a result of a breach of a representation or warranty shall be made not later than the date on which, pursuant to Section 3.4, such representation or warranty terminated;

(2) The Indemnifying Party's obligation to indemnify the Indemnified Party shall only apply to the extent that the Claims in respect of which the Indemnifying Party has given an indemnity, in the aggregate, exceed $[**]35 (and shall only apply in respect of such excess); provided, however, that in no event shall an Indemnifying Party be liable for any Claims in excess of $[**]36. Notwithstanding the foregoing, this limitation of liability shall not apply where a claim is the result of fraud or a fraudulent misrepresentation;

35 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
36 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

(3) If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable Law to make a payment to a Third Party with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party;

(4) Except in the circumstance contemplated by Section 7.5(5), and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not negotiate, settle, compromise or pay any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld);

(5) The Indemnified Party shall not permit any right of appeal in respect of any Third Party Claim to terminate without giving the Indemnifying Party notice and an opportunity to contest such Third Party Claim;

(6) The Indemnified Party and the Indemnifying Party shall cooperate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available);

(7) Notwithstanding Section 7.4(2), the Indemnifying Party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse effect on the Indemnified Party;

(8) The provisions of this Article 7 shall constitute the sole remedy available to a Party against another Party with respect to any and all breaches of any agreement, covenant, representation or warranty made by such other Party in this Agreement; and

(9) The amount of any Claim due under this Agreement shall be reduced by:

(a)	the amount of any insurance or other reimbursement received by the Indemnified Party in relation to the breach or other event giving rise to the Claim; and

(b)	the amount expected to be recovered under any counterclaims against third parties in relation to the breach or other event giving rise to the Claim.

ARTICLE 8

GENERAL

8.1 Notices

(1) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(a)	if to the Vendors:

[**]37

With a copy (not constituting notice) to:

Borden Ladner Gervais LLP
Scotia Plaza, 40 King Street West
Toronto, Ontario, M5H 3Y4

Attention:   [**]38
Facsimile No.:  [**]39

(b)	if to the Purchaser:

Tribute Pharmaceuticals Canada Inc.
151 Steeles Avenue East
Milton, ON  L9T 1Y1

Attention:   [**]40
Facsimile:   [**]41

With a copy (not constituting notice) to:

DLA Piper (Canada) LLP
100 King Street West, Suite 6000
1 First Canadian Place
Toronto, ON  M5X 1E2

Attention:   [**]42
E-mail:           [**]43

37 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
38 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
39 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
40 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
41 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
42 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
43 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

(2) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as described.

(3) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 8.1.

8.2 Public Announcements and Disclosure

The Parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the Transactions and, except as required by any applicable Law or stock exchange having jurisdiction, no Party shall issue any such press release or make any such public announcement without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed. Prior to any such press release or public announcement, none of the Parties shall disclose this Agreement or any aspect of the Transactions except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with the Transactions and counsel to such institution, or as may be required by any applicable Law or stock exchange having jurisdiction.

8.3 No Assignment

No Party may assign any of its rights or obligations under this Agreement without the prior written consent of each other Party.

8.4 Best Efforts

The Parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any Party to use its "best efforts" to obtain any waiver, Consent or other document shall not require such Party to make any payment to any Person for the purpose of procuring the same, other than payments for amounts due and payable to such Person, payments for incidental expenses incurred by such Person and payments required by any applicable Law.

8.5 Expenses

Unless otherwise provided, each of the Vendors and the Purchaser shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the Transactions.

8.6 Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time after Closing at the expense of the requesting Party for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

8.7 Entire Agreement

This Agreement, including all Schedules and Exhibits, and documents required to be delivered pursuant to this Agreement constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter except provided in this Agreement. No reliance is placed by any Party on any warranty, representation, opinion, advice or assertion of fact made by any Party or its directors, officers, employees or agents, to any other Party or its directors, officers, employees or agents, except to the extent that it has been reduced to writing and included in this Agreement.

8.8 Waiver or Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

8.9 Rights Cumulative

The rights and remedies of the Parties are cumulative and not alternative.

8.10  Successors

This Agreement is binding on, and enures to the benefit of, the Parties and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

8.11 Set Off

In addition to any other rights the Purchaser may have at law or in equity, but subject to the terms, conditions, and limitations set out in Article 7 with respect to indemnification, the Parties agree that the Purchaser shall have the right to set-off against any of the payments referred to in [**]44, any and all amounts which may be owing from time to time by the Vendors (or either of them) to the Purchaser under this Agreement, including, without limitation, in respect of any indemnification obligations. For greater certainty, [**]45.

8.12 Counterparts

This Agreement may be executed in any number of counterparts, and/or by facsimile or e-mail transmission of Adobe Acrobat files, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument. Any Party executing this Agreement by fax or PDF file shall, immediately following a request by any other Party, provide an originally executed counterpart of this Agreement; provided, however, that any failure to so provide shall not constitute a breach of this Agreement except to the extent that such electronic execution is not otherwise permitted under the Electronic Commerce Act, 2000 (Ontario).

[Signature page follows]

44 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
45 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.

TRIBUTE PHARMACEUTICALS CANADA INC.

Per:	/s/ Robert Harris
Robert Harris
President and CEO
Tribute Pharmaceuticals Canada Inc.

WITNESSED on _____June 16 _____, 2015 in the presence of: /s/ Mrs. Nidhi Nijhawan (Signature) Mrs. Nidhi Nijhawan (Print Name)	/s/ Dr. Pardeep Nijhawan Dr. Pardeep Nijhawan

WITNESSED on _______June 16______, 2015 in the presence of: /s/ Dr. Pardeep Nijhawan (Signature) Dr. Pardeep Nijhawan (Print Name)	/s/ Mrs. Nidhi Nijhawan Mrs. Nidhi Nijhawan

[Signature Page to the Share Purchase Agreement between Tribute Pharmaceuticals Canada Inc., Pardeep Nijhawan, and Nidhi Nijhawan]

SCHEDULE 1.1(W)

EXCLUDED EMPLOYEES

[**]1

1 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 1.1(PP)

PERMITTED ENCUMBRANCES

[**]2

2 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 1.1(RR)

PRODUCTS

The following pharmaceutical and therapeutic products are owned or licenced to MFI for distribution and sale in the Territories:

1.	Balanse

2.	Balanse Kids

3.	Balanse IBS

4.	Bedbugz

5.	Diaflor

6.	Durela

7.	Iberogast

8.	Moviprep

9.	Mutaflor

10.	Normacol

11.	Octasa

12.	Onypen

13.	Onyspray

14.	Pegalax

15.	Proferrin

16.	Purfem

17.	Resultz

SCHEDULE 1.1(FFF)

TERRITORIES

[**]3

3 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 2.3(3)

[**]4

4 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 2.3(4)

[**]5

5 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 2.5

LISTED EMPLOYEES

[**]6

6 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(18)

REGULATORY AND CONTRACTUAL CONSENTS

[**]7

7 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(23)

CONSENTS NECESSARY TO CARRY ON LAWFUL OPERATIONS

[**]8

8 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(29)

LITIGATION

[**]9

9 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(33)

LIST OF MATERIAL CONTRACTS

[**]10

10 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(34)

LIST OF INSURANCE POLICIES

[**]11

11 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(35)

LIST OF BANK, TRUST AND OTHER ACCOUNTS AND POWERS OF ATTORNEY

[**]12

12 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(37)

LIST OF MAJOR CUSTOMERS, WHOLESALERS AND DISTRIBUTORS

[**]13

13 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(38)

SUMMARY OF CANADIAN FEDERAL AND PROVINCIAL INCOME TAX ASSESSMENTS

[**]14

14 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1 (40)

ENVIRONMENTAL MATTERS

[**]15

15 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(41)

LABOUR AND EMPLOYEE MATTERS

[**]16

16 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(42)

LIST OF PRODUCT WARRANTIES

[**]17

17 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(43)

INTELLECTUAL PROPERTY MATTERS

[**]18

18 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 3.1(44)

REGULATORY APPROVALS

[**]19

19 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT A

NON-COMPETITION AGREEMENT

[**]46

46 [**] – Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT B

PROMISSORY NOTE
UNSECURED CONVERTIBLE PROMISSORY NOTE

Cdn. $5,000,000	Due: June 16, 2016

ARTICLE 1

PRINCIPAL AND PAYMENT

Section 1.1 Principal Sum and Repayment.  For value received Tribute Pharmaceuticals Canada Inc. (the “Corporation”), a corporation incorporated under the laws of Ontario, having its head office at the address set out in Section 4.2 hereof, shall pay to the order of Nidhi Nijhawan (the “Holder”) the sum of $5,000,000 (the “Principal Sum”) in lawful money of Canada at the office of the Holder at the address set out in Section 4.2 hereof or such other place as the Holder may designate. The Principal Sum and all accrued interest thereon, unless converted into common shares in the capital of the Corporation (the “Common Shares”) in accordance with ARTICLE 3 hereof, shall be payable on June 16, 2016 (the “Maturity Date”).

Section 1.2 Interest.  The Principal Sum outstanding from time to time shall bear interest before maturity, default and judgment, from and including the date hereof to the date of repayment, at the rate of 8% per annum with interest on any and all overdue interest after maturity, default and judgment at the same rate, compounded in the same manner.

ARTICLE 2

INTERPRETATION

Section 2.1 Definitions.

As used herein the following expressions shall have the following meanings:

“Common Shares” has the meaning ascribed to such term in Section 1.1;

“Conversion Notice” has the meaning ascribed to such term in Section 3.3;

“Conversion Rate” has the meaning ascribed to such term in Section 3.1;

“Corporate Reorganization” means, in respect of a corporation, any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person whether by way of arrangement, reorganization, consolidation, amalgamation, merger, continuance under any other jurisdiction of incorporation or otherwise;

"Corporation" has the meaning ascribed to such term in Section 1.1;

“Holder” has the meaning ascribed to such term in Section 1.1;

“Liquidation Event” means: (i) the sale of all or substantially all of the assets or shares of the Corporation; (ii) a liquidation, dissolution or winding-up of the Corporation; (iii) a merger of the Corporation with another entity in which the shareholders of the Corporation do not retain at least 50% of the voting rights of the merged entity; (iv) an initial public offering by the Corporation; and (v) any transaction which results in an exclusive license of all or a substantial portion of the Corporation’s intellectual property to a third party;

“Maturity Date” means June 16, 2016; and

“Principal Sum” has the meaning ascribed to such term in Section 1.1.

Section 2.2 Interpretation.

2.2.1
“This Promissory Note”, “hereto”, “hereby”, “hereunder”, “herein”, and similar expressions refer to the whole of this Promissory Note and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or other portion hereof.

2.2.2	Words importing the singular number only include the plural and vice versa and words importing gender shall include all genders.

2.2.3
The division of this Promissory Note into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Promissory Note.

2.2.4	References to sums of money herein are to Canadian dollars, unless otherwise specified.

2.2.5	Time is of the essence hereof.

2.2.6	Where the word “including” or “includes” is used in this Promissory Note, it means “including (or includes) without limitation”.

Section 2.3 Governing Law. This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE 3

CONVERSION OF PROMISSORY NOTE

Section 3.1 Conversion Rights.

(a)
The Holder shall have the right, at his option, immediately prior to a Liquidation Event (other than a Liquidation Event itemized in subsection (ii) of the definition thereof), to convert all or some of the outstanding Principal Sum and accrued interest thereon into Common Shares at the Conversion Rate by giving a written notice to the Corporation as provided in ARTICLE 4. The “Conversion Rate” means one Common Share for each $1.777 of such amount converted, subject to adjustment, from time to time, in accordance with this ARTICLE 3.

(b)
Holder shall have the right, at his option, to be exercised prior to May 16, 2016,  to convert all or some of the outstanding Principal Sum and accrued interest thereon into Common Shares at the Conversion Rate by giving a written notice to the Corporation as provided in ARTICLE 4.  In the event that Holder does not exercise his conversion rights as aforesaid, the Corporation shall repay the Obligations on the Maturity Date.

Section 3.2 Reclassification of Common Shares.  In the case of any reclassification of the Common Shares at any time outstanding (other than any subdivision or consolidation of Common Shares into a greater or lesser number of Common Shares) or change of the Common Shares into some other shares, in case of a Corporate Reorganization of the Corporation (other than a Corporate Reorganization which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into some other shares), all only as permitted hereunder, the Holder shall be entitled to receive upon conversion, and shall accept, in lieu of the number of Common Shares to which he was theretofore entitled upon such conversion, the kind and amount of shares and other securities or property which such Holder would have been entitled to receive as a result of such Corporate Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this ARTICLE 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this ARTICLE 3 shall thereafter correspondingly be made applicable as nearly as may be possible in relation to any shares or other securities or property thereafter deliverable upon the conversion of this Promissory Note. Any such adjustments shall be made by and set forth in a supplemental agreement hereto approved by the board of directors of the Corporation and shall for all purposes be conclusively deemed to be an appropriate adjustment.

Section 3.3 Manner of Exercise of Right to Convert.  The Holder may exercise his right to convert in accordance with the provisions of Section 3.1 by sending to the Corporation at its principal address a notice (the “Conversion Notice”) exercising his right to convert in accordance with the provisions of this ARTICLE 3. The Holder shall be entitled to be entered in the books of the Corporation as at the date of the Conversion Notice as the holder of the number of Common Shares or other shares, as the case may be, into which the Promissory Note is convertible in accordance with the provisions of this ARTICLE 3 and within 10 business days of the conversion, the Corporation shall deliver to the Holder a certificate or certificates for such Common Shares or other shares, as the case may be.

Section 3.4 Adjustment of Conversion Rate.

3.4.1
The Conversion Rate in effect at any date shall be subject to adjustment from time to time as provided in this Section 3.4, with the proviso that the events giving rise to an adjustment be only as permitted hereunder.

3.4.2
If and whenever the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or (iii) issue any Common Shares of the Corporation to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than any stock dividends constituting dividends paid in the ordinary course), the number of Common Shares which may be acquired pursuant to Section 3.1 in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall be increased, in the case of the events referred to in (i) and (iii) above, in the proportion which the number of Common Shares outstanding before such subdivision, redivision or dividend bears to the number of Common Shares outstanding after such subdivision, redivision or dividend, or shall be decreased, in the case of the events referred to in (ii) above, in the proportion which the number of Common Shares outstanding before such reduction, combination, or consolidation bears to the number of Common Shares outstanding after such reduction, combination or consolidation, and the Conversion Rate shall be adjusted accordingly. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date fixed for such stock dividend for the purpose of calculating the number of outstanding Common Shares under this Subsection 3.4.2 or Subsection 3.4.4.

3.4.3
In the case of any reclassification (other than a reclassification referred to in Section 3.4.2) of, or other change in, the outstanding Common Shares into which this Promissory Note is convertible other than a subdivision, redivision, reduction, combination or consolidation, the number of Common Shares which may be acquired pursuant to Section 3.1 and the Conversion Rate shall be adjusted in such manner as the board of directors of the Corporation, acting reasonably, determine to be appropriate on a basis consistent with this Section 3.4.

3.4.4
The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in this Section 3.4, deliver a certificate of the Corporation to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by the Corporation’s Chief Executive Officer.

3.4.5
If any question arises with respect to the adjustments provided in this Section 3.4, such question shall be conclusively determined by a firm of chartered accountants (who may not be the Corporation’s auditors) appointed by the Corporation. Such chartered accountants shall have for such purposes access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder. All costs in this regard shall be borne by the Corporation in the event the certificate provided pursuant to Section 3.4.4 is determined in accordance with this Section to be materially incorrect but otherwise by the Holder.

3.4.6
In the event that one or more adjustments in the conversion feature of the Common Shares as contemplated in the share attributes of the Common Shares occurs prior to the date of conversion of this Promissory Note, the Holder shall be entitled to the full benefit of any such adjustments following the date hereof upon conversion of this Promissory Note as if the Holder were a holder of Common Shares received upon exercise immediately prior to the time of the first to occur of such adjustments and thereafter, and the number and kind of securities issuable upon conversion of this Promissory Note shall be adjusted accordingly.

Section 3.5 No Requirement to Issue Fractional Shares.  The Corporation shall not issue fractional shares upon conversion but shall issue the next highest whole number of shares otherwise to be issued after all necessary calculations in this ARTICLE 3 have been completed.

Section 3.6 Notice of Special Matters.  The Corporation shall give notice to the Holder, in the manner provided in ARTICLE 4, of its intention to fix a record date for any event mentioned in Section 3.4 which may give rise to an adjustment in the number of Common Shares which may be acquired pursuant to Section 3.1, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days prior to such applicable record date.

Section 3.7 Share Certificate Legend.   The following legend shall be imprinted on the face of the certificate(s) (or if the face of the certificate has insufficient space, on the back of the certificate(s)  with a reference on the face of the certificate to the legend) to be issued to the Holder upon the exercise of the Holder’s conversion rights set out above:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 17, 2015.

ARTICLE 4

GENERAL

Section 4.1 Waiver.  No act or omission by the Holder in any manner whatever shall extend to or be taken to affect any provision hereof or any subsequent breach or default or the rights resulting therefrom save only express waiver in writing. A waiver of default shall not extend to, or be taken in any manner whatsoever to affect the rights of the Holder with respect to, any subsequent default, whether similar or not. The Corporation waives every defence based upon any or all indulgences that may be granted by the Holder.

Section 4.2 Notices. Any demand, notice or other communication to be given pursuant to or in connection with this Promissory Note shall be in writing and given by delivering, or sending it by telecopier or other similar form of telecommunication, addressed to the recipient as follows:

if to the Holder:

[**]1

Email: [**]2

and if to the Corporation:

Tribute Pharmaceuticals Canada Inc.
151 Steeles Avenue East
Milton, ON  L9T 1Y1

Attention:  [**]3
E-mail:    [**]4

with a copy to:

DLA Piper (Canada) LLP
100 King Street West, Suite 6000
1 First Canadian Place
Toronto, ON  M5X 1E2

1 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
2 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
3 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.
4 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

Attention:  [**]5

E-mail:    [**]6

or such other address most recently specified by such party by notice given in accordance with this Section 4.2 to the party hereto giving the notice or written communication. Any notice, demand or communication pursuant to or relating to this Promissory Note shall be conclusively deemed to be given and received, if delivered, on the day on which it is delivered to the address of the party to be notified or, if given by telecopier or other similar form of telecommunication, on the next business day following such transmission.

Section 4.3 Invalidity of any Provisions. Any provision of this Promissory Note which is prohibited by the applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof.

Section 4.4 Successors and Assigns, etc. This Promissory Note may not be assigned by the Holder without the prior written consent of the Corporation. This Promissory Note and all its provisions shall enure to the benefit of the Holder, his legal and personal representatives and shall be binding upon the Corporation, its successors and permitted assigns.

Section 4.5 Amendments. This Promissory Note may only be amended by a written agreement signed by the Corporation and the Holder.

Section 4.6 [**]7

[Balance of page left blank intentionally]

5 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
6 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.
7 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

IN WITNESS WHEREOF this Promissory Note has been executed by the Corporation this  16th day of June, 2015.

TRIBUTE PHARMACEUTICALS CANADA INC.

Per:	/s/ Robert Harris
Name: Robert Harris
Title: President

EXHIBIT C

TRANSITION SERVICES AGREEMENT

[**]47

47 [**] – Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT D

NEW LEASE

[**]48

48 [**] – Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.